FRANK HEARD
LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS


Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Jeffrey J. Watorek and Lori A. Rizzo, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

      (1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
	(including any amendments thereto) with respect to the securities of
	Gibraltar Industries, Inc., a Delaware corporation (the "Company"), with
	the United States Securities and Exchange Commission, any national securities
	exchanges and the Company, as considered necessary or advisable under Section
	16(a) of the Securities Exchange Act of 1934 and the rules and regulations
	promulgated thereunder, as amended from time to time (the "Exchange Act");

      (2) seek or obtain, as the undersigned' s representative and on the
	undersigned' s behalf, information on transactions in the Company's securities
	from any third party, including brokers, employee benefit plan administrators
	and trustees, and the undersigned hereby  authorizes  any such person to
	release any such information to each of the undersigned's attorneys-in-fact
	appointed by this Power of Attorney  and approves and ratifies any such
	release of information;
and

      (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

      (1) this Power of Attorney authorizes, but does not require, each such
	attorney-in-fact to act in their discretion on information provided to such
	attorney-in-fact without independent verification of such information;

      (2) any documents prepared and/or executed by either such
	attorney-in-fact on behalf of the undersigned pursuant to this Power of
	Attorney will be in such form and will contain such information and disclosure
	as such attorney-in-fact, in his or her discretion, deems necessary or
	desirable;

      (3) neither the Company nor either of such attorneys-in-fact assumes
	(i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

      (4) this Power of Attorney does not relieve the undersigned from
	responsibility for compliance with  the undersigned's obligations under the
	Exchange Act, including without limitation the reporting requirements under
	Section 16 of the Exchange Act.


      The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if presen4 hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

      This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _______ day of October, 2019.

________________________
Frank Heard



STATE OF ILLINOIS COUNTY OF COOK


SS:

      On the ____ day of October in the year 2019, before me, the undersigned, a notary public in and for said state, personally appeared Frank Heard, an individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

_______________________
Notary Public